UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2014

DARA BioSciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 25, 2014, DARA BioSciences, Inc, (the “Company”) reported that on February 25, 2014, NASDAQ notified the Company that it has regained compliance with Rule 5550(a)(2), which requires a minimum bid price of $1.00 for continued listing on the NASDAQ Stock Market (the “Minimum Bid Price Rule”).

As previously reported, the Company effected on February 10, 2014 at 9:00 A.M. Eastern Time, a one-for-five reverse stock split of its issued and outstanding common stock as authorized by its shareholders at a special meeting held on February 5, 2014.  The Company’s stock closed trading on February 10, 2014 with a closing bid price of $2.72 and has remained above $1.00 since that time closing trading with a closing bid price of  $2.54 on February 21, 2014.

On February 25, 2014, the Company issued a press release, a copy of which is being furnished as Exhibit 99 to this Report on Form 8-K.
.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by DARA BioSciences, Inc. on February 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: February 25, 2014	By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer